EXHIBIT 99.1
                                       The Peoples Holding Company (AMEX:PHC)
                                       P.O. Box 709
                                       Tupelo, MS 38801-0709
                                       Phone: (662) 680-1001
                                       Fax: (662) 680-1234
                                       www.thepeoplesbankandtrust.com


Press Release
--------------------------------------------------------------------
For additional information, contact:

        Jim Gray
        Executive Vice President, Investor Relations and Planning Director
        (662) 680-1217

        Stuart Johnson
        Executive Vice President and Chief Financial Officer
        (662) 680-1472

Date:  July 17, 2002


           PEOPLES HOLDING COMPANY RECORD QUARTERLY EARNINGS UP 33.3%

The Peoples Holding Company (the Company)(AMEX: PHC) reported today record results for second quarter 2002, bettering the record results posted for the comparable period in 2001. Earnings per share for the second quarter were $.80, compared to $.60 for the same period one year ago, an increase of 33.33%, and net income was $4,489,000 compared to $3,587,000 for the same period in 2001. Net interest income for second quarter 2002 was up 14.69% while non-interest income increased 13.75% for the same period. These results generated a return on average equity for second quarter 2002 of 14.36% compared to 11.21% for second quarter 2001, and a return on average assets for second quarter 2002 of 1.37% compared to 1.13% for the comparable period in 2001.

We have now had six consecutive quarters of record core earnings, noted E. Robinson McGraw, President & CEO. "These results reflect our strategic focus on asset quality, margin improvement, non-interest income, operating expense control, capital management and growth. Although we are pleased with our earnings results, the progress on our strategic plan and the prospects for continuing our positive performance, we will not be satisfied until we are a top-performing company compared to our peers."

Stock Price, Dividends And Repurchases

The market price of The Peoples Holding Company shares was $41.00 per share at June 30, 2002, an increase of 24.20% from $33.01 at June 30, 2001. "I believe this significant gain in share price to be a direct result of our commitment to both earnings improvement and capital management," McGraw said.

The Company announced an increase in its quarterly dividend to $.26 per share on June 18, increasing the annual dividend to $1.04. This marks the sixteenth consecutive year of dividend increases.

Since January 2002, the Company has repurchased 97,806 shares, or 1.71% of shares outstanding, at an average purchase price of $34.87 per share. Peoples initiated a tender offer on April 16, 2001 to purchase up to 604,312 shares or approximately 10% of its common shares outstanding. Since that time, the Company has repurchased a total of approximately 436,000 shares.

Financial Details

"For second quarter 2002, the net interest margin improved to 4.75% compared to 4.43% for 2001, continuing to reflect our proactive stance on pricing", noted McGraw.

The provision for loan losses decreased to $1,075,000 for second quarter 2002 from $1,125,000 for the same period in 2001. Allowance for loan losses as a percentage of loans remains unchanged at 1.39% at June 30, 2002 and 2001, respectively. Net charge-offs as a percentage of average loans was .15% for second quarter 2002 compared to .10% for the same period in 2001. Non-performing loans decreased to .44% for second quarter 2002 compared with .73% for the same period in 2001. The Company's non-performing loan coverage ratio stood at 317% for the quarter compared to 191% for second quarter 2001. "Our asset quality continues to improve as a result of our commitment to credit scoring, central credit analysis and central collections," McGraw stated.

Total non-interest income for the second quarter ended June 30, 2002 and 2001 was $6,650,000 and $5,846,000, respectively, an increase of 13.75%. "With non-interest income representing 33% of net interest income and non-interest income combined, growth of this diversified revenue stream remains strong. It underscores the fact that we are increasingly meeting the total financial needs of our clients through the sale of insurance and investment products as well as traditional banking services. Significant gains in non-interest income have been generated through fees on the sale of insurance and investments, mortgage loan fees, service charges, fiduciary services and bank owned life insurance among others," McGraw said.

Second quarter 2002 non-interest expense increased 10.12% over that of second quarter 2001. This increase was due primarily to increasing health insurance costs and increases in computer depreciation related to a number of recent technology upgrades. Net non-interest expense as a percentage of assets has remained relatively steady at 1.81% for second quarter 2002 as compared to 1.80% for the same period in 2001. In addition, the efficiency ratio improved for the second quarter from 62.30% in 2001 to 60.54% for 2002.

Conference Call Information

A live audio  Webcast  of a  conference  call with  analysts  will be  available beginning at 9 A. M. Central time on Monday, July 22 through the Investor Relations page of our website, www.thepeoplesbankandtrust.com; through www.streetevents.com or any of CCBN's distribution network. The event will be archived for 90 days. The conference may also be heard live via telephone by dialing 877-279-3019 and entering the conference I. D. number, 4431755. A digital telephone recording of the conference call, available two hours after the event and available for 48 hours, may be accessed by dialing 1-800-642-1687 or 706-645-9291 and entering the conference I. D. number, 4431755.

About The Peoples Holding Company

The Peoples Holding Company is the parent of Mississippi's fourth largest commercial bank headquartered in the state. Through its wholly owned subsidiary, The Peoples Bank & Trust Company, the Company is also parent of The Peoples Insurance Agency, Inc. The Peoples Bank has assets of approximately $1.3 billion and operates 40 community banking offices in 27 north and north central Mississippi cities.

Note To Investors

This news release contains forward-looking statements regarding The Peoples Holding Company. All forward-looking statements involve risk and uncertainty and a number of factors could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Those factors include, but are not limited to, interest rate fluctuation, regulatory changes, portfolio performance and other factors discussed in our recent filings with the Securities and Exchange Commission
(SEC).


                           The Peoples Holding Company
                         Selected Financial Information
                    (Dollars in Thousands, Except Share Data)
                                    Unaudited

                                                  For The Three Months Ended June 30,       For The Six Months Ended June 30,
                                                 --------------------------------------   --------------------------------------
       Core Earnings Summary *                       2002          2001       % Change        2002          2001       % Change
       -----------------------                   -----------   -----------   ----------   -----------   -----------   ----------
Reported net income ............................. $   4,489     $   3,587       25.15 %    $   7,254     $   6,889        5.30 %
Goodwill amortization, net of tax ...............         -           102     (100.00)             -           204     (100.00)
Transitional goodwill impairment ................         -             -           -          1,300             -           -
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Core net income ................................. $   4,489     $   3,689       21.69 %    $   8,554     $   7,093       20.60 %
                                                 ===========   ===========   ==========   ===========   ===========   ==========

Basic and diluted earnings per share:
Reported net income ............................. $    0.80     $    0.60       33.33 %    $    1.29     $    1.15       12.17 %
Goodwill amortization, net of tax ...............         -          0.02     (100.00)             -          0.03     (100.00)
Transitional goodwill impairment ................         -             -           -           0.23             -           -
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Core net income ................................. $    0.80     $    0.62       29.03 %    $    1.52     $    1.18       28.81 %
                                                 ===========   ===========   ==========   ===========   ===========   ==========

* The table above presents net income for the prior periods as reported as well as core net income, which has been adjusted for the exclusion of goodwill amortization and the cumulative effect of the transitional goodwill impairment.

                                                  For The Three Months Ended June 30,       For The Six Months Ended June 30,
                                                 --------------------------------------   --------------------------------------
           Earnings Summary                          2002          2001       % Change        2002          2001       % Change
           ----------------                      -----------   -----------   ----------   -----------   -----------   ----------
Interest income ................................. $  19,971     $  22,422      (10.93)%    $  39,500     $  45,095      (12.41)%
Interest expense ................................     6,720        10,868      (38.17)        13,810        22,459      (38.51)
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Net interest income .............................    13,251        11,554       14.69         25,690        22,636       13.49
Provision for loan losses .......................     1,075         1,125       (4.44)         2,200         2,250       (2.22)
Noninterest income ..............................     6,650         5,846       13.75         13,259        11,576       14.54
Noninterest expenses ............................    12,526        11,375       10.12         24,824        22,430       10.67
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Income before taxes and cumulative effect
     of accounting change .......................     6,300         4,900       28.57         11,925         9,532       25.10
Income taxes ....................................     1,811         1,313       37.93          3,371         2,643       27.54
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Net income before cumulative effect
     of accounting change .......................     4,489         3,587       25.15          8,554         6,889       24.17
Cumulative effect of accounting change ..........         -             -           -         (1,300)            -           -
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Net income ...................................... $   4,489     $   3,587       25.15 %    $   7,254     $   6,889        5.30 %
                                                 ===========   ===========   ==========   ===========   ===========   ==========
          Common Stock Data
          -----------------
Earnings per share - basic and diluted:
   Income before cumulative effect
     of accounting change ....................... $    0.80     $    0.60       33.33 %    $    1.52     $    1.15       32.17 %
   Cumulative effect of accounting change .......         -             -           -          (0.23)            -           -
                                                 -----------   -----------   ----------   -----------   -----------   ----------
   Net income ...................................      0.80          0.60       33.33           1.29          1.15       12.17
                                                 ===========   ===========   ==========   ===========   ===========   ==========

Book value per share ............................                                              22.60         21.13        6.96
Market value per share ..........................                                              41.00         33.01       24.20
Cash dividends per share ........................      0.26          0.24        8.33           0.51          0.47        8.51
Weighted average shares outstanding ............. 5,614,265     5,935,987       (5.42)     5,635,854     5,992,167       (5.95)
Weighted average shares outstanding - diluted ... 5,622,047     5,935,987       (5.29)     5,641,245     5,992,167       (5.86)
End of period shares outstanding ................                                          5,606,874     5,807,568       (3.46)

         Balance Sheet Summary
         ---------------------
Total loans .....................................                                          $ 835,789     $ 820,475        1.87 %
Allowance for loan losses .......................                                             11,658        11,403        2.24
Total investment securities .....................                                            344,752       283,993       21.39
Total assets ....................................                                          1,310,925     1,240,074        5.71
Total deposits ..................................                                          1,106,793     1,067,855        3.65
Total borrowings ................................                                             59,416        29,896       98.74
Shareholders' equity ............................                                            126,717       122,688        3.28

                                                  For The Three Months Ended June 30,       For The Six Months Ended June 30,
                                                 --------------------------------------   --------------------------------------
           Selected Ratios                           2002          2001       % Change        2002          2001       % Change
           ---------------                       -----------   -----------   ----------   -----------   -----------   ----------
Return on average assets * ......................    1.37  %       1.13  %      21.24 %       1.19  %       1.11  %       7.21 %
Return on average shareholders' equity * ........   14.36         11.21         28.10        12.50         10.91         14.57
Adjusted for cumulative effect
 of accounting change:
    Core return on average assets* ..............    1.37          1.16         18.10         1.29          1.14         13.16
    Core return on average shareholders' equity*.   14.36         11.54         24.44        13.54         11.24         20.46
Shareholders' equity to assets (actual) .........                                             9.67          9.89         (2.22)
Net interest margin (TE) * ......................    4.75          4.43          7.22         4.67          4.37          6.86
Allowance for loan losses to total loans ........                                             1.39          1.39             -
Reserve coverage of nonperforming loans .........                                           317.57        191.62         65.73
Average loans to average deposits ...............   74.76         76.52         (2.30)       74.82         76.64         (2.37)
Average earning assets to average assets ........   90.51         91.18         (0.73)       90.43         91.38         (1.04)
Nonperforming loans to total loans ..............                                             0.44          0.73        (39.73)
Net charge-offs to average loans * ..............    0.59          0.39         51.28         0.46          0.34         35.29
Noninterest income (less securities
 gains/losses) to average assets* ...............    2.02          1.90          6.32         2.00          1.88          6.38
Noninterest expense to average assets* ..........    3.83          3.70          3.51         3.82          3.66          4.37
Overhead ratio * ................................    1.81          1.80          0.56         1.82          1.78          2.25
Efficiency ratio ................................   60.54         62.30         (2.83)       61.28         62.44         (1.86)

         Nonperforming Assets
         --------------------
Nonaccruing loans ...............................                                          $     832     $   2,228      (62.66)%
Accruing loans past due 90 days or more .........                                              2,839         3,723      (23.74)
                                                                                          -----------   -----------   ----------
     Total nonperforming loans ..................                                              3,671         5,951      (38.31)
ORE and repossessions ...........................                                              3,092         2,351       31.52
                                                                                          -----------   -----------   ----------
     Total nonperforming assets .................                                          $   6,763     $   8,302      (18.54)%
                                                                                          ===========   ===========   ==========

* Ratios annualized
TE - taxable equivalent basis

                           The Peoples Holding Company
                            Allowance for Loan Losses
                             (Dollars in Thousands)
                                    Unaudited

                                                  For The Three Months Ended June 30,       For The Six Months Ended June 30,
                                                 --------------------------------------   --------------------------------------
                                                     2002          2001       % Change        2002          2001       % Change
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Reserve for loan losses at beginning of period .. $  11,811     $  11,067        6.72 %    $  11,354     $  10,536        7.76 %
Provision for loan losses .......................     1,075         1,125       (4.44)         2,200         2,250       (2.22)
Loans charged-off ...............................     1,310           871       50.40          2,296         1,573       45.96
Recoveries of loans previously charged-off ......        82            82           -            400           190      110.53
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Reserve for loan losses at end of period ........ $  11,658     $  11,403        2.24 %    $  11,658     $  11,403        2.24 %
                                                 ===========   ===========   ==========   ===========   ===========   ==========

                           The Peoples Holding Company
                            Loans and Credit Quality
                             (Dollars in Thousands)
                                    Unaudited
                                                          Loans,                                             Net Charge-offs
                                                  Net of Unearned Income       Non-performing Loans     For The Six Months Ended
                                                      As of June 30,              As of June 30,                June 30,
                                                 -------------------------   ------------------------   ------------------------
                                                     2002          2001         2002          2001          2002         2001
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Commercial, financial, agricultural ............. $ 152,321     $ 159,469     $    563     $     601     $     463     $    367
Real estate - construction ......................    31,889        27,542          159           117            88           18
Real estate - mortgage ..........................   552,541       517,173        2,736         4,518           926          304
Consumer ........................................    99,038       116,291          213           715           419          694
                                                 -----------   -----------   ----------   -----------   -----------   ----------
     Total ...................................... $ 835,789     $ 820,475     $  3,671     $   5,951     $   1,896     $  1,383
                                                 ===========   ===========   ==========   ===========   ===========   ==========

                           The Peoples Holding Company
                   Condensed Consolidated Statements of Income
                    (Dollars in Thousands, Except Share Data)
                                    Unaudited

                                                  For The Three Months Ended June 30,       For The Six Months Ended June 30,
                                                 --------------------------------------   --------------------------------------
                                                     2002          2001       % Change        2002          2001       % Change
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Interest income:
    Loans ....................................... $  15,347     $  17,966      (14.58)%    $  30,664     $  36,146      (15.17)%
    Securities ..................................     4,599         4,231        8.70          8,633         8,363        3.23
    Other .......................................        25           225      (88.89)           203           586      (65.36)
                                                 -----------   -----------   ----------   -----------   -----------   ----------
          Total interest income .................    19,971        22,422      (10.93)        39,500        45,095      (12.41)

Interest expense:
    Deposits ....................................     6,123        10,508      (41.73)        12,627        21,728      (41.89)
    Borrowings ..................................       597           360       65.83          1,183           731       61.83
                                                 -----------   -----------   ----------   -----------   -----------   ----------
          Total interest expense ................     6,720        10,868      (38.17)        13,810        22,459      (38.51)

          Net interest income ...................    13,251        11,554       14.69         25,690        22,636       13.49
Provision for loan losses .......................     1,075         1,125       (4.44)         2,200         2,250       (2.22)
                                                 -----------   -----------   ----------   -----------   -----------   ----------
          Net interest income after provision
              for loan losses ...................    12,176        10,429       16.75         23,490        20,386       15.23

Noninterest income:
    Service charges on deposit accounts .........     3,064         2,816        8.81          6,000         5,608        6.99
    Fees and commissions ........................     2,226         1,665       33.69          4,275         3,453       23.81
    Trust revenue ...............................       231           265      (12.83)           462           530      (12.83)
    Gains on sale of securities .................         8             2      300.00              8            45      (82.22)
    Other .......................................     1,121         1,098        2.09          2,514         1,940       29.59
                                                 -----------   -----------   ----------   -----------   -----------   ----------
          Total noninterest income ..............     6,650         5,846       13.75         13,259        11,576       14.54

Noninterest expenses:
    Salaries and employee benefits ..............     7,390         6,346       16.45         14,319        12,423       15.26
    Data processing .............................       959           869       10.36          1,881         1,727        8.92
    Net occupancy ...............................       777           777           -          1,584         1,605       (1.31)
    Equipment ...................................       790           733        7.78          1,594         1,462        9.03
    Other .......................................     2,610         2,650       (1.51)         5,446         5,213        4.47
                                                 -----------   -----------   ----------   -----------   -----------   ----------
          Total noninterest expenses ............    12,526        11,375       10.12         24,824        22,430       10.67

Income before taxes and cumulative effect
    of accounting change ........................     6,300         4,900       28.57         11,925         9,532       25.10

Income taxes ....................................     1,811         1,313       37.93          3,371         2,643       27.54
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Net income before cumulative effect
    of accounting change ........................     4,489         3,587       25.15          8,554         6,889       24.17
Cumulative effect of accounting change ..........         -             -           -         (1,300)            -           -
                                                 -----------   -----------   ----------   -----------   -----------   ----------
Net income ...................................... $   4,489     $   3,587       25.15 %    $   7,254     $   6,889        5.30 %
                                                 ===========   ===========   ==========   ===========   ===========   ==========

                           The Peoples Holding Company
         Average Consolidated Balance Sheet and Net Interest Analysis *
                             (Dollars in Thousands)
                                    Unaudited
                                                   For The Three Months        For The Six Months
                                                      Ended June 30               Ended June 30
                                                 -------------------------   ------------------------
                                                    2002          2001          2002         2001
                                                 -----------   -----------   ----------   -----------
                    Earning Assets:
   Loans and leases:
      Interest (TE) ............................. $  15,465     $  18,121     $ 30,910     $  36,449
      Average balance ...........................   830,748       812,473      824,301       810,862
      Yield .....................................      7.47%         8.95%        7.56%         9.06%
   Interest bearing bank balances, federal
       funds sold and repos:
      Interest ..................................        25           225          203           586
      Average balance ...........................     4,863        19,617       23,801        23,266
      Yield .....................................      2.06%         4.60%        1.72%         5.08%
   Investment securities:
      Interest (TE) .............................     5,269         4,936        9,948         9,772
      Average balance ...........................   347,245       288,129      324,861       285,494
      Yield .....................................      6.09%         6.81%        6.18%         6.84%
         Total earning assets:
           Interest (TE) ........................    20,759        23,282       41,061        46,807
           Average balance ...................... 1,182,856     1,120,219    1,172,963     1,119,622
           Yield ................................      7.04%         8.32%        7.06%         8.41%

             Interest Bearing Liabilities:
    Interest bearing demand deposit accounts:
      Interest ..................................       422           554          839         1,176
      Average balance ...........................    94,330        77,607       93,453        77,219
      Rate ......................................      1.79%         2.86%        1.81%         3.07%
   Savings and money market accounts:
      Interest ..................................     1,169         1,701        2,343         3,734
      Average balance ...........................   293,261       251,988      291,570       255,172
      Rate ......................................      1.60%         2.71%        1.62%         2.95%
   Time deposits:
      Interest ..................................     4,532         8,253        9,445        16,818
      Average balance ...........................   569,184       586,144      563,882       583,908
      Rate ......................................      3.19%         5.65%        3.38%         5.81%
         Total interest bearing deposits:
           Interest .............................     6,123        10,508       12,627        21,728
           Average balance ......................   956,775       915,739      948,905       916,299
           Rate .................................      2.57%         4.60%        2.68%         4.78%
   Other interest bearing liabilities:
      Interest ..................................       597           360        1,183           731
      Average balance ...........................    55,155        24,000       54,622        24,079
      Rate ......................................      4.34%         6.02%        4.37%         6.12%
         Total interest bearing liabilities:
           Interest .............................     6,720        10,868       13,810        22,459
           Average balance ...................... 1,011,930       939,739    1,003,527       940,378
           Rate .................................      2.66%         4.64%        2.78%         4.82%

Net interest income (TE) ........................ $  14,039     $  12,414     $ 27,251     $  24,348
Net interest margin (TE) ........................      4.75%         4.43%        4.67%         4.37%

* Interest amounts annualized for purposes of calculating yields and rates
TE - taxable equivalent basis